UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2012

FIRST LIBERTY POWER CORP.
Exact name of registrant as specified in its charter

Nevada	000-52928	90-0748351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7251 W. Lake Mead Blvd, Suite 300, Las Vegas NV	89128
(Address of principal executive offices)	(Zip Code)

(702) 675-8198
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:
First Liberty Power Corporation is filing this Current Report on Form 8-K/A to amend its previously filed Current Report on Form 8-K (“Original Filing”), filed on August 22, 2012 to include disclosure pursuant to Item 5.01. No other changes were made to the Original Filing.

Item 1.01                      Entry into a Material Definitive Agreement

On August 19, 2012, the Company entered into a Stock Purchase Agreement (the “Agreement”) with Group8 Mining Innovations (“GMI”) and its wholly-owned subsidiary, Group8 Minerals (“G8 Minerals”), providing for, among other things, the sale of eighty-one percent (81%) of the issued and outstanding shares of G8 Minerals owned by GMI to the Company.  G8 Minerals is the owner of a fifty percent (50%) interest in and to certain Nevada limited liability companies owning a prospective antimony property known as Fencemaker and a related mineral processing operation intended to process the ore of Fencemaker. Both G8 Minerals and GMI are privately-owned companies.

Pursuant to the terms of the Agreement, GMI sold a total of eighty-one percent (81%) of its wholly-owned ownership interest in G8 Minerals to the Company.  As consideration for this acquisition, on the closing date, the Company paid a total of 83,000,000 shares of its Common Stock, representing on a post-closing basis, fifty point one percent (50.1%) of the issued and outstanding shares of the Company’s common stock, plus one hundred thousand dollars ($100,000).

Further, pursuant to the Agreement, the Company is required to undertake certain loan payments to G8 Minerals aggregating a total of $2,000,000 for associated property payments and exploration costs as follows: (a) $500,000 on or before October 30, 2012; (b) $500,000 on or before December 31, 2012; (c) $500,000 on or before February 28, 2013; and (d) $500,000 on or before April 30, 2013.

The sole shareholder of GMI is Sanning Management Ltd., a Samoan company, with a registered address in Hong Kong.  One third of the securities of Sanning Management are owned by Lau Tung Mui, the spouse of Mr. Don Nicholson, the President and CEO of the Company, and a member of the board of directors of the Company. The remaining two-thirds of the securities of Sanning Management are owned by two unrelated parties who are members of the board and/or management of GMI.

The Board of Directors of both GMI and G8 Minerals consists of Mr. Dimitrios Trikeriotis and Mr. Don Nicholson. Mr. Nicholson is the sole officer of G8 Minerals and Mr. Trikeriotis is the President of GMI and Mr. Nicolson is the Treasurer and Secretary.

The foregoing descriptions of the Agreement is qualified entirely by reference to the copy of said Agreement attached as an exhibit to the Original Filing.

Item 2.01                      Completion of Acquisition or Disposition of Assets.

Please refer to the disclosure in Item 1.01.

The Company shall update this Current Report on Form 8-K to provide the required financial statements.

Item 5.01                      Changes in Control of Registrant.

Please refer to the disclosure in Item 1.01.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Liberty Power Corp.

Dated: September 19, 2012	By:	/s/ Donald Nicholson
	Name:	Donald Nicholson
`	Title:	President & CEO